SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)            February 10, 1994


                         Northern States Power Company
    (Exact name of registrant as specified in its charter)


                                   Minnesota
        (State or other jurisdiction of incorporation)


        1-3034                                             41-0448030
(Commission File Number)                  (IRS Employer Identification No.)


         414 Nicollet Mall, Mpls, MN                           55401
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code             612-330-5500



(Former name of former address, if changed since last report)


Item 5.   Other Events


On February 10, 1994, Northern States Power Company, a Minnesota corporation (the "Company") entered into an Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $200,000,000 in aggregate principal amount of the Company's First Mortgage Bonds, Series due February 1, 1999.


Item 7.   Financial Statements and Exhibits

          Exhibits

    1.01 Underwriting Agreement, dated February 10, 1994, between Northern States Power Company and Morgan Stanley & Co. Inc., Smith Barney Shearson Inc., and Piper Jaffray Inc. relating to $200,000,000 First Mortgage Bonds, Series due February 1, 1999.

    4.01 Supplemental Trust Indenture dated February 1, 1994, between Northern States Power Company and Harris Trust and Savings Bank as Trustee, creating $200,000,000 principal amount First Mortgage Bonds, Series due February 1, 1999.

   12.01  Computation of ratio of earnings to fixed charges.


                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Northern States Power Company
                                              (a Minnesota Corporation)


                                              By (Gary R. Johnson)
                                                 Gary R. Johnson
                                                 Vice President and General
                                                   Counsel



Dated: February 14, 1994




                         EXHIBIT INDEX


Method of     Exhibit
 Filing         No.         Description

  DT           1.01         Underwriting Agreement for the New Bonds.
  DT           4.01         Supplemental Trust Indenture for the New Bonds.
  DT          12.01         Computation of ratio of earnings to fixed charges.

DT -- Filed electronically with this direct transmission.